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                                                                   EXHIBIT 5(c)

                          INVESTMENT ADVISORY AGREEMENT

                         (Treasury Fund and Prime Fund)


          AGREEMENT made as of December 7th, 1988, between EMERALD FUNDS, a Massachusetts business trust (herein called the "Trust"), and BARNETT BANKS TRUST COMPANY, N.A., a national banking association (herein called the "Investment Adviser"), a wholly-owned subsidiary of Barnett Banks, Inc.

          WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

          WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and other services to the Trust for its Treasury Fund and Prime Fund portfolios (the "Funds"), and the Investment Adviser is willing to so furnish such services;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.   APPOINTMENT.

               (a) The Trust hereby appoints the Investment Adviser to act as investment adviser to the Trust's Treasury Fund and Prime Fund for the period
and on the terms set forth in this Agreement.   The Investment Adviser accepts
such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

               (b) In the event that the Trust establishes one or more portfolios other than the Treasury Fund and Prime Fund with respect to which it desires to retain the Investment Adviser to act as investment adviser hereunder, it shall notify the Investment Adviser in writing. If the Investment Adviser is willing to render such services under this Agreement it shall notify the Trust in writing whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the two Funds named above in subparagraph (a) except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Investment Adviser) are modified with respect to such Fund in writing by the Trust and the Investment Adviser at the time.

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          2.   DELIVERY OF DOCUMENTS.

               The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

               (a) The Trust's Agreement and Declaration of Trust, as filed with the State Secretary of the Commonwealth of Massachusetts on March 16, 1988, and any amendments thereto (such Agreement and Declaration of Trust, as presently in effect and as it shall from time and time be amended, is herein called the "Declaration of Trust");

               (b)  The Trust's Code of Regulations and any amendments thereto;

               (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

               (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on March 21, 1988 and any amendments thereto;

               (e)  The Trust's Registration on Form N-1A under the
          Securities Act of 1933 as amended ("1933 Act") (File No. 33-20658) and under the 1940 Act as filed with the Securities and Exchange Commission on March 21, 1988 and any amendments thereto; and

               (f) The most recent prospectuses of the Funds (such prospectuses together with the related statement of additional information, as presently in effect and all amendments and supplements thereto, are herein called "Prospectuses").

The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

          3.   SERVICES.

               Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will be responsible for the management of, and will provide a continuous investment program for, the investment portfolio of each Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or

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sold by each of the Funds.  The Investment Adviser will provide the services rendered by it under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectus for each Fund and resolutions of the Trust's Board of Trustees. Without limiting the generality of the foregoing, the Investment Adviser is hereby specifically authorized to invest and reinvest the assets of a Fund, in its discretion as investment adviser, in (i) variable amount demand notes of corporate borrowers held by the Investment Adviser for the investment of monies held by the Investment Adviser in its capacity as fiduciary, agent and custodian and (ii) securities of other investment companies whether or not the same are advised or managed by the Investment Adviser or another affiliated person of the Trust. The Investment Adviser further agrees that it will:

               (a) Establish and monitor investment criteria and policies for each Fund;

               (b) Update each Fund's cash availability throughout the day as required;

               (c) Maintain historical tax lots for each portfolio security held by Funds;

               (d) Transmit trades to the Trust's custodian for proper settlement;

               (e) Maintain all books and records with respect to each Fund's securities transactions;

               (f) Supply the Trust and its Board of Trustees with reports, statistical data and economic information as requested; and

               (g) Prepare a quarterly broker security transaction summary and monthly security transaction listing for each Fund.


          4.   OTHER COVENANTS.

               The Investment Adviser agrees that it:

               (a) will comply with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

               (b) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;


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               (c)  will place orders pursuant to its investment
          determinations for each Fund either directly with the issuer or with
          any broker or dealer.   In executing portfolio transactions and
          selecting brokers or dealers, the Investment Adviser will use its best efforts to seek on behalf of the Funds the best overall terms available. In assessing the best overall terms available for any transaction, the Investment Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Investment Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Funds and other accounts over which the Investment Adviser or an affiliate of the Investment Adviser exercises investment discretion. The Investment Adviser is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the
          Investment Adviser to the Funds.   In addition, the Investment
          Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Investment Adviser or the Trust's principal underwriter), provided that the Investment Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Investment Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, the Investment Adviser, or the principal underwriter acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission; and

               (d) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its

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     affiliates.  When the Investment Adviser makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale of the Fund's account are customers of the commercial department of any of the Investment Adviser's affiliates. In dealing with commercial customers, the Investment Adviser's affiliates will not inquire or take into consideration whether securities of those customers are held by the Funds.

          5.   SERVICES NOT EXCLUSIVE.

               The services furnished by the Investment Adviser hereunder are deemed not to be exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Investment Adviser to be suitable for two or more accounts managed by the Investment Adviser, the available securities or investments may be allocated in a manner believed by the Investment Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by Fund or the size of the position obtainable for or disposed of by a Fund.

          6.   BOOKS AND RECORDS.

               In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          7.   EXPENSES.

               During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Funds. In addition, if in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over such Fund) exceed the expense limitations of any such state, the Trust may deduct from the fees to be paid hereunder, or the Investment Adviser will bear, to the extent required by state law, that portion of the excess which bears the same relation to the total

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of such excess as the Investment Adviser's fee hereunder bears to the total fee otherwise payable for the fiscal year by the Trust pursuant to this Agreement and the administration agreement between the Trust and its administrator with respect to such Fund. The Investment Adviser's obligation is not limited to the amount of its fees hereunder. Such deduction or payment, if any, will be estimated and accrued daily and paid on a monthly basis.

               8.   COMPENSATION.

                    For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Investment Adviser, and the Investment Adviser will accept as full compensation therefor from the Trust, a fee, computed daily and payable monthly, at the annual rate of .25% of the average daily net assets of each of the Funds. Such fee as is attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund.

               9.   LIMITATION OF LIABILITY.

                    The Investment Adviser shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

               10.  DURATION AND TERMINATION.

               This Agreement shall become effective as of the date hereof with respect to the Funds listed in Section 1(a) hereof, and with respect to any additional Fund, on the date of receipt by the Trust of notice from the Investment Adviser in accordance with Section 1(b) hereof that the Investment Adviser is willing to serve as investment adviser with respect to such Fund, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section 1(b) hereof) shall have been approved by the shareholders of the Funds in accordance with the requirements of the 1940 Act, and unless sooner terminated as provided herein shall continue in effect until November 30, 1990. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to a particular Fund for successive annual periods ending on November 30, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for

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the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund), or by the Investment Adviser, on sixty days' written notice. This Agreement will immediately terminated in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

          11.  AMENDMENT OF THIS AGREEMENT.

               No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to a particular Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

          12.  MISCELLANEOUS.

               The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law.

          13.  NAMES.

          The names "Emerald Funds" and "Trustees of Emerald Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated March 15, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Emerald Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                             EMERALD FUNDS
Attest:                                      (a Massachusetts business trust)


/s/ James Bernaiche                          By /s/ William Blundin
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[Seal]



Attest:                                      BARNETT BANKS TRUST COMPANY, N.A.



                                             By /s/ Thomas P. Johnson, Jr.
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[SEAL]



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